Exhibit 32.2

SECTION 1350 CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), the undersigned officer of Steiner Leisure Limited certifies that (1) this Annual Report of Steiner Leisure Limited (the "Company") on Form 10-K for the period ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (this "Report"), fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen B. Lazarus
Stephen B. Lazarus
Executive Vice President and Chief Financial Officer

Date: February 28, 2008